UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2026

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 13, 2026, CVRx, Inc. (the “Company”) issued a press release announcing certain preliminary financial results for the first quarter ended March 31, 2026. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As disclosed above, on April 13, 2026, the Company issued a press release announcing certain preliminary financial results for the first quarter ended March 31, 2026, and provided information about reimbursements and its BENEFIT-HF trial.

First Quarter 2026

Total revenue for the first quarter of 2026 is expected to be in the range of $14.7 million to $14.8 million compared to revenue for the first quarter of 2025 of $12.3 million, representing growth of approximately 20%.

Gross margin for the first quarter of 2026 is expected to be approximately 87% compared to 84% in the first quarter of 2025.

Total operating expenses for the first quarter of 2026 are expected to be approximately $25 million compared to $23.7 million in the first quarter of 2025.

As of March 31, 2026, the Company had a total of 257 U.S. active implanting centers, as compared to 252 as of December 31, 2025. The number of sales territories in the U.S. increased by three to a total of 56 during the three months ended March 31, 2026.

As of March 31, 2026, cash and cash equivalents were approximately $72.3 million.

The foregoing estimated financial results for the three months ended March 31, 2026 are preliminary, unaudited and represent the most recent current information available to management. Our actual results may differ from these estimated financial results, including due to the completion of our financial closing procedures and final adjustments. We expect to issue full financial results for the three months ended March 31, 2026 in mid-May.

Reimbursement Update

As previously disclosed, the Category I Current Procedural Terminology (CPT) codes for baroreflex activation therapy using the Company’s Barostim device replaced Category III codes as of Jan. 1, 2026, which eliminates the automatic denials regularly seen with Category III codes and improves prior authorization predictability to fairly pay physicians for the procedure. Early data in 2026 shows an increase in the 30-day approval rate for Medicare Advantage prior authorizations managed by the Company’s in-house market access team, which has increased from 31% in 2024 to 44% in 2025 and to 50% for the first two months of 2026.

First Site Activated in BENEFIT-HF Clinical Trial

On March 31, 2026, the first site was activated in the BENEFIT-HF trial and enrollment is expected to begin in the second quarter of 2026. This trial, as previously disclosed, is a landmark randomized controlled trial designed to evaluate Barostim's impact on all-cause mortality and heart failure decompensation events in an expanded population of heart failure patients with left ventricular ejection fractions up to 50% and NT-proBNP levels up to 5,000 pg/mL. If successful, the BENEFIT-HF trial could expand the indicated patient population for Barostim approximately three times, significantly broadening access to this proven neuromodulation-based approach to heart failure management.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding the Company’s future financial performance and expectations about the BENEFIT-HF trial enrollment and timing and expected addressable market are forward-looking statements. These statements speak only as of the date of this Form 8-K and are based on the Company’s current expectations and projections about the future and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause actual results to differ from the Company’s expectations, including the Company’s ability to enroll patients in the trial, the time it takes to complete the enrollment and follow-up and the expenses the Company incurs to conduct the trial, as well as the actual size of the addressable market of the expanded patient population. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of CVRx, Inc., announcing certain preliminary financial results, dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: April 13, 2026	By:	/s/ Jared Oasheim
Name: Jared Oasheim
Its: Chief Financial Officer

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